Exhibit 10.71(a)

AMENDMENT NO. 1 TO COMMERCIAL AGREEMENT
This Amendment No. 1 to the Commercial Agreement dated as of June 24, 2011 (the “Commercial Agreement”) by and among Frontier Airlines, Inc. (the “Company”), Republic Airways Holdings Inc. (“Republic”) and FAPAInvest, LLC (“FAPAInvest”) is entered into as of September 28, 2011.
WHEREAS, the Company, Republic and FAPAInvest have entered into the Commercial Agreement; and
WHEREAS, the Company, Republic and FAPAInvest desire to amend the Commercial Agreement;
NOW, THEREFORE, in consideration of the mutual premises contained herein and intending to be legally bound, the parties hereto hereby agree as follows:
1.    Paragraph C.2 of the Commercial Agreement is hereby amended and restated in its entirety to read as follows:
“Republic shall use its good faith efforts to raise new liquidity through debt offerings, asset sales and or other financings with net proceeds in excess of $70.0 million subject to, in the sole judgment of Republic, suitable market conditions exist to facilitate such an offering.”
Except as expressly amended hereby, the Commercial Agreement remains in full force and effect.
IN WITNESS WHEREOF, the Company, Republic and FAPAInvest have caused this Amendment No. 1 to the Commercial Agreement to be executed.
Date: September 28, 2011
FRONTIER AIRLINES, INC.

By: _____/s/ Jacalyn W. Peter ____________
Name: Jacalyn W. Peter
Title: Senior Manager Labor Relations

REPUBLIC AIRWAYS HOLDINGS INC.

By: _____/s/ Bryan K. Bedford _____________
Name: Bryan K. Bedford
Title: President and Chief Executive Officer

FAPAINVEST, LLC

By: _____/s/ Jeffrey Thomas _______________
Name: Jeffrey Thomas
Title: Manager